UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On April 21, 2005, pursuant to authority delegated from the Company’s Board of Managers, management finalized revisions to the form of the Company’s Application for Transfer of Units (the "Application for Transfer"). This document was revised to provide that the Company would be reimbursed by a Member for any Member FTB Advances made by the Company to the Member as a condition to the transfer of any Units or Preferred Units by that Member. A "Member FTB Advance" means any payments made by the Company to the California Franchise Board on behalf of the Member related to income taxes associated with the California source income of the Company’s California non-resident Members. As previously disclosed, the Company will not pay these amounts on behalf of Managers of JCM who are non-resident Members.
A new form of Application for Transfer is also incorporated by reference and attached as an exhibit hereto. This summary of modifications to the form of the Application for Transfer is not complete and is qualified by reference to the full text of such modifications filed as an exhibit hereto and incorporated by reference herein.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed herewith:
Exhibit No.
99.1 Sample Form of Application for Transfer (as revised April 21, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

April 21, 2005	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sample Form of Application for Transfer (as revised April 21, 2005)